ARTICLES OF ORGANIZATION

                                       OF

                               ENGINEERS ROAD, LLC


Under Section 203 of the Limited Liability Company Law


FIRST:    The name of the limited liability company is Engineers Road, LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is Suffolk.

THIRD: In addition to the events of dissolution set forth in ss.701 of the LLCL, the latest date on which the Company may dissolve is December 31, 2026.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is c/o American Tissue Corporation, 35 Engle Street, Hicksville, New York 11801.

FIFTH:    The limited liability company is to be managed by one or more members.


IN WITNESS WHEREOF, this certificate has been subscribed this 17th day of January, 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                                      /s/  Mehdi Gabayzadeh
                                                      --------------------------

                                                      Mehdi Gabayzadeh, Member
                                                      and Sole Organizer

                            ARTICLES OF ORGANIZATION

                                       OF

                              ENGINEERS ROAD, LLC

                                   ----------

           (Under section 203 of the Limited Liability Company Law.)



Filer:    MANDEL AND RESNIK, P.C.
          220 EAST 42ND STREET
          NEW YORK, N.Y. 10017



                                                  [STAMP]
                                               State of New York
                                               Department of State
                                               Filed Jan 19 1996